Exhibit 10.5

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is effective as of February 12, 2009, by and between Prospect Medical Holdings, Inc., a Delaware corporation (the “Company”), and Mike Heather, a California resident (“Executive”).

WHEREAS, the Company and Executive have entered into that certain Agreement, dated as of April 8, 2004 (the “Employment Agreement”); and

WHEREAS, the Company and Executive wish to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration for the foregoing and for other good and valuable  consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.             Amendment.  A new Section II.D. is hereby added to the Employment Agreement which shall read in its entirety as follows:

“D.          During Mike Heather’s employment with the Company, he shall be eligible for discretionary bonuses at such times and in such amounts, if any, as determined in the sole discretion of the Compensation and Benefits Committee of the Company’s Board of Directors.”

2.             Full Force and Effect.  Except as provided in Section 1 above, the Employment Agreement shall remain in full force and effect.

3.             Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws provisions which could cause the application of the law of any jurisdiction other than the State of California.

4.             Counterparts.  This Amendment may be executed by facsimile or portable document format (PDF) signature in one or more counterparts, all of which when taken together shall constitute a single agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Employment Agreement as of the day and year first written above.

EXECUTIVE

/s/ Mike Heather
Mike Heather

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ Samuel S. Lee
Name: Samuel S. Lee
Title: Chief Executive Officer